Exhibit (a)(2)

                                ALDILA, INC.

                           LETTER OF TRANSMITTAL
                              PURSUANT TO THE
                   OFFER TO EXCHANGE OUTSTANDING OPTIONS
       TO PURCHASE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE
            HAVING AN EXERCISE PRICE PER SHARE OF $4.44 OR MORE
                  BEFORE THE EFFECTIVENESS OF THE PENDING
                        1-FOR-3 REVERSE STOCK SPLIT
                                    AND
                $13.32 OR MORE GIVING EFFECT TO THE PENDING
                        1-FOR-3 REVERSE STOCK SPLIT
                              FOR NEW OPTIONS
                  WITH AN EXERCISE PRICE TO BE DETERMINED

                   THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
         AT 5:00 P.M., SAN DIEGO, CALIFORNIA TIME ON JUNE 28, 2002
                   UNLESS THE OFFER IS EXTENDED BY ALDILA



To:               Aldila, Inc.
                  12140 Community Road
                  Poway, California 92064

Attention:        Stock Option Exchange Offer
Telephone:        (858) 513-1801
Facsimile:        (858) 513-1870

            DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS
             OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA
               FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH
            ABOVE OR TRANSMISSION VIA E-MAIL WILL NOT CONSTITUTE
             A VALID DELIVERY UNLESS (I) YOU HAVE BEEN INFORMED
                      BY US THAT YOU MAY DELIVER THIS
          LETTER TO A DESIGNATED AUTHORIZED COMPANY REPRESENTATIVE
          AND (II) YOU DELIVER THIS LETTER TO SUCH REPRESENTATIVE.

                 You must return this Letter of Transmittal
                     whether or not you elect to tender
                                your options

     Pursuant to the terms and subject to the conditions of the Offer to Exchange dated May 30, 2002 and this Letter of Transmittal, I hereby elect to tender the options to purchase shares of common stock, par value $0.01 per share of Aldila, Inc. listed on Schedule A to this Letter of Transmittal issued under the Aldila, Inc. 1994 Stock Incentive Plan, as amended and restated.

To:  Aldila, Inc.

     Upon the terms and subject to the conditions set forth in the Offer to Exchange dated May 30, 2002 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to Aldila, Inc., a Delaware corporation (the "Company"), the options to purchase shares (the "Option Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock") specified on Schedule A to this Letter and all options to purchase Common Stock granted to the undersigned during the six months immediately prior to the date that Aldila accepts tendered options for exchange (the "Tendered Options") in exchange for "New Options," which will be newly-issued options to purchase twenty-five percent of the number of Option Shares subject to the options that I tender hereby. All New Options will be issued pursuant to the terms of the Aldila, Inc. 1994 Stock Incentive Plan under which my Tendered Options were issued (the "Plan"), and pursuant to the terms of a new option agreement between the Company and me.

     Subject to, and effective upon, the Company's acceptance for exchange of the Tendered Options in accordance with the terms and conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer all right, title and interest in and to the Tendered Options and I hereby agree that I shall have no further right or entitlement to purchase any shares of Common Stock under the Tendered Options that are accepted by the Company for cancellation or to have any other rights or entitlements under those cancelled options. I also understand and agree that any special vesting acceleration or other features that may form part of my Tendered Options will not be included in the New Options to be granted me and that by tendering my Tendered Options for New Options, I hereby agree to the elimination of those special features.

     I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and the Tendered Options will not be subject to any adverse claims. Upon request, I will exercise and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options I am tendering hereby.

     I am the registered holder of the Tendered Options, and my name, social security number or other identification number and other information appearing below are true and correct. Schedule A to this Letter lists for each Tendered Option the total number of Option Shares for which the Tendered Option remains outstanding (i.e., unexercised), the grant date of the Tendered Option and the exercise price. IF I AM MARRIED, MY SPOUSE HAS SIGNED WHERE INDICATED BELOW ON PAGE 5 AND SCHEDULE A.

     Subject to the terms and conditions of the offer, I understand and acknowledge that:

     (1) I may tender my options outstanding having an adjusted exercise price per share of $13.32 or more and that I am not required to tender any of such options in the Offer. However, I must tender all or none of the shares subject to an individual grant (I may not make a partial tender of options). Also, if I tender any options, I will be deemed to have automatically tendered any option I received within the six months immediately prior to the date the Company accepts the Tendered Options for exchange regardless of their exercise price and regardless of whether I have indicated that they should be tendered on Schedule A to this Letter of Transmittal.

     (2) All Tendered Options properly tendered and not properly withdrawn prior to 5:00 p.m., San Diego, California time, on June 28, 2002, unless the Company has extended the period of time the Offer will remain open (the "Expiration Date") will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including, without limitation, the conditions described in Section 6 of the Offer to Exchange.

     (3) Upon the Company's acceptance of the Tendered Options for exchange, I understand that the option agreement or agreements to which the Tendered Options are subject will be terminated and the options thereunder will be canceled. If applicable, all New Options will be subject to the terms and conditions of the Plan to which my Tendered Options were subject and the terms of a new option agreement between the Company and me, a copy of which I will receive after the New Options are granted.

     (4) The New Options will entitle me to purchase 25% of the number of shares covered by the Tendered Options tendered and accepted for exchange, subject to the 1-for-3 reverse stock split of Aldila's outstanding common stock expected to become effective on June 3, 2002. For example, if I elect to exchange an existing option for 3,000 Option Shares, as a result of the reverse stock split this option will subsequently entitle me to purchase 1,000 Option Shares. Following the exchange, I will therefore receive a new option for 250 Option Shares. Any fractional shares will be rounded upward to the nearest whole share.

     (5) The New Options will not be granted until the first business day that is at least six months and one day after the date the Company accepts for exchange and cancels the Tendered Options. The New Options will have an exercise price equal to the fair market value of Aldila's Common Stock on such grant date and will vest in equal installments on the first, second and third anniversaries of the date of the grant (33 1/3% each year) until fully vested.

     (6) I must be (a) a currently active employee of the Company or one of its subsidiaries (including, for these purposes, an employee of Carbon Fiber Technology LLC) other than a non-employee director, from the date I tender the Tendered Options through the date the New Options are granted in order to receive the New Options, and, if for any reason I do not remain so employed, I will not receive any New Options or any other consideration for the Tendered Options.

     (7) If Aldila merges into or is acquired by another company prior to the expiration of the offer, I may withdraw my Tendered Options and have all the rights afforded me to acquire Common Stock under the existing agreements evidencing those options.

     If Aldila is merged into another entity after my Tendered Options are accepted for exchange and cancelled but before the New Options are granted, the surviving corporation would automatically assume Aldila's obligations with respect to the offer. The New Options would be options to purchase shares of the surviving corporation. The number of shares would be equal to the number of our shares that I would have received, multiplied by the exchange ratio that was used in the transaction. The exercise price would be based on the market price of the surviving corporation's stock on the date of grant.

     If Aldila is acquired and becomes a subsidiary of the acquiring corporation after my Tendered Options are accepted for exchange and cancelled but before the New Options are granted, Aldila's obligations with respect to the offer would not be automatically assumed by the acquiring corporation. While Aldila would seek to make provision for tendering option holders in the merger agreement, Aldila cannot guarantee that any New Options would be granted in the event of such an acquisition.

     If Aldila merges into another entity or is acquired after the grant of the options, under the Plan those options would generally vest on an accelerated basis and become immediately exercisable for all of the Option Shares immediately prior to the acquisition. If the options were not exercised prior to the acquisition, they would terminate.

     If Aldila's Common Stock is no longer publicly listed and traded six months and one day following the closing of the Offer, I will not receive New Options on the regrant date.

     (8) By tendering the Tendered Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter, I accept the terms and conditions of the offer. The Company's acceptance for exchange of the Tendered Options tendered pursuant to the Offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

     (9) Under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Tendered Options, and in any such event, the Tendered Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

     (10) All options that I choose not to tender for exchange or that are not accepted for exchange, assuming they are not required to be tendered for exchange as described in clause (1) above, shall remain outstanding and retain their current exercise price and vesting schedule.

     (11) I acknowledge that the Company has advised me to consult with my own legal, tax and investment advisors as to the consequences of participating or not participating in the Offer. I agree that this letter is an amendment to the option agreement or agreements to which the Tendered Options I am tendering hereby are subject.

     (12) I have read, understand and agree to all of the terms and conditions of the Offer.

     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

     THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF TENDERED OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

     You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

     I have read, understand and agree to all of the terms and conditions of the offer, and I hereby tender the following Tendered Options:

                             SIGNATURE OF OWNER
                         (SEE INSTRUCTIONS 1 AND 3)

--------------------------------------------|----------------------------------
                                            |
                                            |
--------------------------------------------|----------------------------------
(SIGNATURE OF HOLDER OR AUTHORIZED          |(SIGNATURE OF HOLDER'S SPOUSE,
 SIGNATORY)                                 | IF ANY)
--------------------------------------------|----------------------------------
(HOLDER'S NAME, PLEASE PRINT IN FULL)       |(CAPACITY OF AUTHORIZED
                                            | SIGNATORY, IF APPLICABLE)
                                            |
                                            |
                                            |
Date:               , 2002                  |Telephone No.:  (     )
     --------- -----                        |
                                            |
Address:                                    |
                                            |
                                            |
                                            |
Tax ID / Social Security No./Other          | E-mail:
Identification No.:                         |
                                            |
                                            |
--------------------------------------------|----------------------------------

                                INSTRUCTIONS

           FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Delivery of Letter of Transmittal and Other Required Documents. A properly completed and duly executed original of this Letter (or a facsimile thereof) including a completed and executed Schedule A, and any other documents required by this Letter, must be received by the Company at its address set forth on the front cover of this Letter on or before the Expiration Date. You must return these documents whether or not you have elected to tender any options, but failure to return the documents will be deemed to be an election NOT to tender options. In addition, if your Letter of Transmittal and related documents does not indicate an election with respect to any particular option grant, you will be deemed to have rejected the Offer with respect to that option grant.

     The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by us. If you elect to deliver your documents by mail, we recommend that you use registered mail with return receipt requested. If delivery is by facsimile, we also recommend that you send a copy of your Letter of Transmittal and any required documents by registered mail with return receipt requested. E-mail delivery will not be accepted. In all cases, you should allow sufficient time to ensure timely delivery. Retain a copy of your Letter of Transmittal and any required documents for your own records.

     Elections with respect to tenders of options made pursuant to the offer may be changed at any time prior to the Expiration Date. If we extend the offer beyond that time, you may change your election with respect to the tender of your Tendered Options at any time until the extended expiration of the offer. In addition, unless we have theretofore accepted your Tendered Options for exchange, you may withdraw at any time after 5:00 p.m., San Diego, California time on June 28, 2002. To change your election with respect to the tender of Tendered Options you must deliver a Change of Election Form as provided by Exhibit A-1 or A-2 to this Letter of Transmittal, or a facsimile thereof, with the required information to the Company while you still have the right to change your election with respect to the tender of the Tendered Options. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn options are properly re-tendered prior to the Expiration Date by following the procedures described above.

     We will not accept any alternative, conditional or contingent tenders. All tendering Option Holders, by execution of this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     If the space provided herein is inadequate, the information requested by the table on Schedule A of this letter regarding the Tendered Options should be provided on a separate schedule attached hereto.

     2. Tenders. If you intend to tender options pursuant the Offer, you must complete and sign both this Letter and Schedule A to this Letter. You may tender options for all or none of the shares of our Common Stock subject to an individual grant. Any fractional shares will be rounded upward to the nearest whole share. If you tender any options, all options granted within six months prior to the date we cancel options accepted for exchange will be deemed to be automatically tendered regardless of whether the exercise price per share is more or less than $13.32 and regardless of whether you have indicated on Schedule A to this Letter that you elect to tender such options.

     3. Signatures on this Letter of Transmittal and Schedule A. If this Letter and Schedule A are signed by the holder of the options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. IN ADDITION, THE HOLDER'S SPOUSE, IF ANY, MUST ALSO SIGN THIS LETTER.

     If this Letter or Schedule A is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to us of the authority of such person so to act must be submitted with this Letter and Schedule A.

     4. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to Stock Option Exchange Offer, at the address and telephone number given on the front cover of this Letter. Copies will be furnished at our expense.

     5. Irregularities. All questions as to the number of Option Shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender options will be determined by us in our sole discretion, which determinations shall be final and binding on all parties. We reserve the right to reject any or all tenders of options we determine not to be in proper form or the acceptance of which may, on the advice of counsel, be unlawful. We also reserve the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and our interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects and irregularities in connection with tenders must be cured within such time, as we shall determine. Neither we nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     IF THE TABLE ON SCHEDULE A OF THIS LETTER INCLUDES OPTIONS THAT ARE NOT ELIGIBLE FOR (OR REQUIRED BY) THIS OFFER, WE WILL NOT ACCEPT THOSE OPTIONS FOR EXCHANGE, BUT WE DO INTEND TO ACCEPT ANY PROPERLY TENDERED ELIGIBLE OPTIONS AND REQUIRED OPTIONS SET FORTH IN THAT TABLE.

     IMPORTANT: WHETHER OR NOT YOU WISH TO ACCEPT THE OFFER, THIS LETTER (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY US, ON OR PRIOR TO THE EXPIRATION DATE. YOU MUST DELIVER A PROPERLY EXECUTED PAPER COPY OR FACSIMILE COPY OF THE DOCUMENTS. E-MAIL DELIVERY WILL NOT BE ACCEPTED.

     If any one of your Tendered Options consists of one portion classified as an incentive stock option and the other portion classified as a non-statutory or "non-qualified" stock option, the incentive stock option portion and the non-statutory stock option portion together constitute one Option and, to the extent it remains outstanding, the entire Option must be tendered if you want to tender either portion.

     6. Important Tax Information. You should refer to Section 14 of the Offer to Exchange, which contains important tax information. Special considerations apply to employees located outside the United States. In some countries, the application of local taxation rules may have important consequences to those employees. You are strongly encouraged to consult with your own tax advisors as to the consequences of your participation in the offer.

     7. Copies. You should make a copy of this letter, after you have completed and signed it, for your records.

                                  FORM OF
                    SCHEDULE A TO LETTER OF TRANSMITTAL

 THIS FORM MUST BE INCLUDED WITH THE SIGNED LETTER OF TRANSMITTAL IN ORDER FOR
  THIS TO BE A PROPERLY EXECUTED DOCUMENT. PLEASE SEE BACK FOR DIRECTIONS.

Stock Option Grants Eligible for Tender

Please contact Peter Mathewson or Bob Cierzan if you have any questions regarding which of your options are eligible.


------------------ ------------------- -------------------- -------------------- --------------------
                                           Total No. of           I Wish to            I Do NOT
    Grant Date       Exercise Price       Shares Subject           Tender           Wish to Tender
     of Option          of Option            to Option            my Option            my Option
------------------ ------------------- -------------------- -------------------- --------------------


* Indicates Stock Option Grants that will automatically be tendered if you choose to tender any of your eligible grants.

     I understand and acknowledge that (a) if I have elected to tender any options, all options that have received during the six months immediately prior to the date that the Company accepts Tendered Options for exchange (whether or not listed in the foregoing table) will be deemed to be tendered regardless of their price, and (b) if I have not indicated an election with respect to any particular option grant, I will be deemed to have rejected the offer to tender that particular option grant.

                             SIGNATURE OF OWNER
                         (SEE INSTRUCTIONS 1 AND 3)

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                                            |
                                            |
--------------------------------------------|----------------------------------
(Signature of Holder or Authorized          |(Signature of Holder's Spouse,
 Signatory)                                 | if any)
--------------------------------------------|----------------------------------
(HOLDER'S NAME, PLEASE PRINT IN FULL)       |(CAPACITY OF AUTHORIZED
                                            | SIGNATORY, IF APPLICABLE)
                                            |
                                            |
                                            |Telephone No.:  (     )
Date:               , 2002                  |
     --------- -----                        |
                                            |
Address:                                    |
                                            |
                                            |
                                            |
Tax ID / Social Security No./Other          | E-mail:
Identification No.:                         |
                                            |
                                            |
--------------------------------------------|----------------------------------

                    SCHEDULE A TO LETTER OF TRANSMITTAL

May 30, 2002

[Employee Name]
Address
City, State, Zip

The top portion of the other side of this Schedule A lists all your stock option grants that are eligible to be tendered for exchange. To tender options, you must:

COMPLETE THIS SCHEDULE A BY CHECKING THE APPROPRIATE BOX FOR EACH STOCK OPTION GRANT INDICATING THAT YOU EITHER:

         -        WISH TO TENDER THE OPTIONS, OR

         -        DO NOT WISH TO TENDER THE OPTIONS.

CHECK ONLY ONE BOX FOR EACH STOCK OPTION GRANT.

The bottom portion of the other side of this Schedule A lists any Stock Option Grants you have that are not eligible for tender, but that will be automatically tendered if you choose to tender any of your eligible options. There are no choices to make or boxes to check on this portion of the Schedule A.

WHETHER YOU CHOOSE TO TENDER ANY OF YOUR STOCK OPTION GRANTS OR NOT, YOU
MUST:

         -        SIGN AND DATE THIS SCHEDULE A; AND

         - RETURN THIS COMPLETED SCHEDULE A FORM AND THE SIGNED LETTER OF TRANSMITTAL USING THE ENCLOSED ENVELOPE. THE LETTER OF TRANSMITTAL AND THIS SCHEDULE A MUST BE RECEIVED BY 5:00 P.M., SAN DIEGO, CALIFORNIA TIME ON JUNE 28, 2002.

For more information, please read the enclosed cover letter and the Letter of Transmittal

     THIS FORM MUST BE INCLUDED WITH THE SIGNED LETTER OF TRANSMITTAL IN
            ORDER FOR THIS TO BE A PROPERLY EXECUTED DOCUMENT.